Exhibit 99.1

American Software Reports Preliminary Fourth Quarter and Fiscal Year 2014 Results

ATLANTA--(BUSINESS WIRE)--June 25, 2014--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the fourth quarter and fiscal 2014. The Company has delivered 53 consecutive quarters of profitability.

Key fourth quarter financial metrics:

  Total revenues for the quarter ended April 30, 2014 were $25.9 million, an increase of 3% over the comparable period last year.
  Software license fee revenues for the quarter ended April 30, 2014 were $5.6 million, a decrease of 1% compared the same period last year.
  Services and other revenues for the quarter ended April 30, 2014 increased 3% to $11.3 million compared to $11.0 million for the same period last year.
  Maintenance revenues for the quarter ended April 30, 2014 were $9.0 million compared to $8.6 million, an increase of 5% over the same period last year.
  Operating earnings for the quarter ended April 30, 2014 were $3.2 million, a decrease of 9% compared to the same period last year.
  GAAP net earnings for the quarter ended April 30, 2014 were $2.6 million or $0.09 per fully diluted share, a decrease of 17% compared the same period last year.
  Adjusted net earnings for the quarter ended April 30, 2014, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, were $2.9 million or $0.10 per fully diluted share compared to $3.4 million or $0.12 per fully diluted share for the same period last year, which also excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA was $4.3 million for the quarter ended April 30, 2014 compared to $4.9 million for the quarter ended April 30, 2013. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal 2014 year to date financial highlights:

  Total revenues for the twelve months ended April 30, 2014 were $100.6 million compared to $100.5 million for the twelve months ended April 30, 2013.
  Software license fees for the twelve-month period were $20.0 million, a 6% decrease compared to the same period last year. The Company booked an additional $1.1 million in license fees during the second quarter of fiscal 2014 that will be recognized over an approximately three-year period.
  Services and other revenues were $44.4 million, a 2% decrease compared to the same period last year.
  Maintenance revenues were $36.2 million, a 7% increase over the comparable period last year.
  For the twelve months ended April 30, 2014, the Company reported operating earnings of approximately $14.5 million, a 5% increase over the same period last year.
  GAAP net earnings were approximately $10.3 million or $0.37 per fully diluted share for the twelve months ended April 30, 2014, a 1% decrease compared to $10.4 million or $0.38 per fully diluted share for the same period last year.
  Adjusted net earnings for the twelve months ended April 30, 2014, which excludes stock-based compensation expenses and acquisition-related amortization of intangibles, were $11.6 million or $0.41 per fully diluted share, compared to $11.7 million or $0.42 per fully diluted share for the same period last year, which also excluded stock-based compensation expenses and acquisition-related amortization of intangibles.
  Adjusted EBITDA was $18.6 million for the twelve months ended April 30, 2014 compared to $19.4 million for the twelve months ended April 30, 2013. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $79.6 million as of April 30, 2014. The Company increased cash and investments by approximately $13.2 million when compared to April 30, 2013. During fiscal 2014, the Company paid approximately $5.5 million in dividends and announced that its Board of Directors declared a quarterly dividend of $0.10 per share payable to the Class A and Class B Common Shareholders of record at the close of business on August 8, 2014. The dividend will be paid on or about August 22, 2014.

“Fourth quarter revenues increased by 3% fueled by growth in services and maintenance revenues,” stated Mike Edenfield, president and CEO of American Software. “To succeed in an economy shaped by uncertain demand and rapid market changes, companies must be able to sense these shifts and adapt quickly. Supply chain planning is a key enabler of this business visibility and flexibility. Our portfolio of solutions help our customers optimize inventory investments and synchronize demand and supply. With greater visibility and reduced supply chain costs, our customers have better information and greater confidence to respond effectively to dynamic market conditions.”

“During fiscal 2014, we introduced our Voyager Cloud Services offering customers the additional flexibility to license and deploy Logility Voyager Solutions in a SaaS, hosted or on-premise model. The response has been very positive with both existing and new customers choosing a deployment method that suits their business today while selecting a supply chain solution suite that will meet their business needs for the long term,” continued Edenfield. “Customers are also expressing great interest in our Managed Services which leverage our Company resources to assist and augment the customer’s technical and operational needs on a day-to-day basis. Managed Services are helping customers gain even greater value from our portfolio of solutions.”

“With 53 consecutive quarters of profitability combined with consistent growth in our global customer base, American Software is well positioned with a robust portfolio of innovative enterprise application solutions and deep supply chain management expertise to help companies succeed in both growth and challenging global economic environments.”

“During fiscal year 2014, we welcomed 59 new customers, signed license agreements with customers in 18 countries, continued our aggressive investment in research and development, and continued expanding our global presence,” said Edenfield. “Logility’s acquisition of MID Retail, announced on May 30, 2014, extends our reach into retail operations and expands our ability to help customers improve their Omni-Channel performance. We are now uniquely positioned to optimize demand-driven integrated business planning from raw materials sourcing and manufacturing through inventory optimization and distribution to specific store level requirements and customer delivery.”

Additional highlights for the fourth quarter of fiscal 2014 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the fourth quarter include: 5.11 Tactical, Arizona Nutritional, BBC International, Ferguson Enterprises, Melissa & Doug, KIK Custom Products, Pinnacle Foods, Pioneer Foods Consumer Brands, Pacific World Cosmetics, and Tyndale Company.
  During the quarter, software license agreements were signed with customers located in the following seven countries: Australia, Canada, Colombia, South Africa, Sweden, the United Kingdom and the United States.
  Logility, a wholly-owned subsidiary of the Company, announced Dave Magness, senior vice president Supply Chain, Red Wing Shoe Company, and Robert McAdoo, vice president Business Systems, Parker Hannifin, were named 2014 Supply & Demand Chain Executive Pros to Know. Magness and McAdoo were selected from more than 300 nominations submitted for the 14th annual listing and are recognized for leading initiatives that helped prepare their businesses for the supply chain opportunities and challenges ahead.
  Logility announced the winner of the 2014 Sailing to New Heights with Logility Award, presented at the company’s customer conference Connections 2014. This year Red Wing Shoe Company was recognized for its innovative use of Logility Voyager Solutions™ as part of the Red Wing supply chain transformation project. Previous winners include KGP Logistics, Verizon Wireless, Sigma Aldrich, Nutra Manufacturing, and Intertape Polymer Group.

Company & Technology

  During the quarter, Logility announced the general availability of Logility Voyager Solutions V8.5. The latest version of Logility’s award-winning supply chain solution suite has been architected for the cloud and features flexible deployment options including Software-as-a-Service (SaaS), hosted and on-premise, advanced scalability to support broad product portfolios and multi-enterprise global supply chain complexity, and solution-wide supply chain analytics that visualize critical data and compare multiple planning scenarios for faster and more informed decision-making.
  Logility unveiled Logility Voyager Integrated Business Planning during Connections 2014. Voyager Integrated Business Planning provides a holistic view of planning across the business including finance, manufacturing, supply chain, sales and marketing, suppliers, and customers to tie strategic, tactical and operational activities into a single comprehensive business plan.
  During the quarter, Logility announced Logility Voyager Thumbprint, a mobile application designed for ease of use and quick access to relevant supply chain information across Android, iOS and Windows. Voyager Thumbprint will deliver key supply chain insights, foster collaboration across the enterprise and with partners, and provide rapid insights into performance against the plan.
  Mike Edenfield, Logility president and CEO, Bill Harrison, president Demand Management, Inc., a wholly-owned subsidiary of Logility, and Fred Isenberg, president of consulting services at NGC Software, a wholly-owned subsidiary of the Company were each named by the editorial staff of Supply & Demand Chain Executive as 2014 Supply Chain Provider Pros to Know. The award recognizes individuals who have made a significant impact on the industry and helped prepare businesses for the supply chain opportunities and challenges ahead.
  Logility hosted a live, educational webinar, “Retail Supply Chain Collaboration: 3 Catalysts for Success”, with Deloitte to discuss how retail companies can successfully overcome the challenges of increasing customer expectations including product availability, service and a consistent experience across multiple channels. The webinar, hosted by APICS, shared real-world examples of how retailers have succeeded in overcoming these challenges by building a demand-driven network designed for agility and resiliency, collaborating with suppliers, and improving the new product introduction process.
  NGC Software announced it was selected by the editors of Inbound Logistics magazine as a recipient of the Inbound Logistics Top 100 IT Providers. This marks the sixth year NGC Software has been recognized for enabling logistics and supply chain excellence, and delivering solutions that are designed for a responsive, flexible global supply chain and efficient implementation.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; sales and operations planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include Fender Musical Instruments, Parker Hannifin, SPANX, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as AutomationDirect.com, Campbell Hausfeld and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2014	2013	Pct Chg.	2014	2013	Pct Chg.
Revenues:
License	$5,599	$5,672	(1%)	$20,011	$21,184	(6%)
Services & other	11,320	10,952	3%	44,377	45,323	(2%)
Maintenance	9,006	8,590	5%	36,213	33,960	7%
Total Revenues	25,925	25,214	3%	100,601	100,467	0%

Cost of Revenues:
License	921	1,417	(35%)	4,043	6,026	(33%)
Services & other	7,729	7,751	0%	31,645	31,870	(1%)
Maintenance	2,033	1,861	9%	8,027	7,664	5%
Total Cost of Revenues	10,683	11,029	(3%)	43,715	45,560	(4%)
Gross Margin	15,242	14,185	7%	56,886	54,907	4%
Operating expenses:
Research and development	3,179	3,035	5%	12,024	12,299	(2%)
Less: capitalized development	(547)	(771)	(29%)	(2,950)	(3,417)	(14%)
Sales and marketing	5,970	5,203	15%	20,414	19,829	3%
General and administrative	3,351	3,056	10%	12,457	11,695	7%
Provision/(Recovery) for doubtful accounts	(19)	-	nm	(56)	216	nm
Amortization of acquisition-related intangibles	97	126	(23%)	472	501	(6%)

Total Operating Expenses	12,031	10,649	13%	42,361	41,123	3%
Operating Earnings	3,211	3,536	(9%)	14,525	13,784	5%
Interest Income & Other, Net	713	702	2%	1,372	1,741	(21%)
Earnings Before Income Taxes	3,924	4,238	(7%)	15,897	15,525	2%
Income Tax Expense	1,356	1,160	17%	5,566	5,114	9%
Net Earnings	$2,568	$3,078	(17%)	$10,331	$10,411	(1%)
Earnings per common share: (1)
Basic	$0.09	$0.11	(18%)	$0.37	$0.38	(3%)
Diluted	$0.09	$0.11	(18%)	$0.37	$0.38	(3%)

Weighted average number of common shares outstanding:
Basic	28,059	27,277		27,636	27,173
Diluted	28,515	27,719		28,111	27,629

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2014	2013	Pct Chg.	2014	2013	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$2,568	$3,078	(17%)	$10,331	$10,411	(1%)
Income tax expense	1,356	1,160	17%	5,566	5,114	9%
Interest Income & Other, Net	(713)	(702)	2%	(1,372)	(1,741)	(21%)
Amortization of intangibles	439	769	(43%)	1,548	3,077	(50%)
Depreciation	268	266	1%	1,056	1,076	(2%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,918	4,571	(14%)	17,129	17,937	(5%)

Stock-based compensation	428	359	19%	1,509	1,476	2%
Adjusted EBITDA	$4,346	$4,930	(12%)	$18,638	$19,413	(4%)

EBITDA , as a percentage of revenues	15%	18%		17%	18%

Adjusted EBITDA , as a percentage of revenues	17%	20%		19%	19%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2014	2013	Pct Chg.	2014	2013	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,568	$3,078	(17%)	$10,331	$10,411	(1%)
Amortization of acquisition-related intangibles (2)	64	92	(30%)	307	336	(9%)
Stock-based compensation (2)	280	261	7%	981	990	(1%)
Adjusted Net Earnings	$2,912	$3,431	(15%)	$11,619	$11,737	(1%)

Adjusted non-GAAP diluted earnings per share	$0.10	$0.12	(17%)	$0.41	$0.42	(2%)
(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.09 and $0.37 for the three and twelve months ended April 30, 2014, respectively. Diluted per share for Class B shares under the two-class method are $0.11 and $0.38 for the three and twelve months ended April 30, 2013, respectively.

(2) - Tax affected using the effective tax rate for the three and twelve months period ended April 30, 2014 and 2013.

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	April 30,	April 30,
	2014	2013

Cash and Short-term Investments	$70,599	$59,766
Accounts Receivable:
Billed	15,422	13,179
Unbilled	3,234	3,741
Total Accounts Receivable, net	18,656	16,920
Prepaids & Other	2,953	3,162
Income Tax Receivable	1,139	-
Current Assets	93,347	79,848

Investments - Non-current	8,975	6,658

PP&E, net	3,681	4,482
Capitalized Software, net	10,732	8,708
Goodwill	13,819	12,601
Other Intangibles, net	534	687
Other Non-current Assets	132	86
Total Assets	$131,220	$113,070

Accounts Payable	$1,382	$1,207
Accrued Compensation and Related costs	3,532	2,961
Dividend Payable	2,822	-
Other Current Liabilities	2,735	2,969
Deferred Tax Liability - Current	418	332
Deferred Revenues - Current	23,638	21,291
Current Liabilities	34,527	28,760

Deferred Revenues - Non-current	670	-
Deferred Tax Liability - Non-current	1,936	1,066
Other Long-term Liabilities	1,527	-
Long-term Liabilities	4,133	1,066

Total Liabilities	38,660	29,826

Shareholders' Equity	92,560	83,244

Total Liabilities & Shareholders' Equity	$131,220	$113,070

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Twelve Months Ended,
	April 30,
	2014	2013

Net cash provided by operating activities	$18,311	$19,128

Capitalized computer software development costs	(2,949)	(3,418)
Purchases of property and equipment, net of disposals	(255)	(736)
Proceeds from maturities of investments	225	1,188
Purchase of business, net of cash acquired	(1,241)	-

Net cash used in investing activities	(4,220)	(2,966)

Repurchase of common stock	-	(759)
Excess tax benefits from stock based compensation	611	131
Proceeds from exercise of stock options	5,475	1,990
Dividends paid	(5,538)	(15,471)

Net cash provided by (used in) financing activities	548	(14,109)

Net change in cash and cash equivalents	14,639	2,053
Cash and cash equivalents at beginning of period	41,164	39,111

Cash and cash equivalents at end of period	$55,803	$41,164

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer